UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2015

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7000 Shoreline Court, Suite 250, South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On and effective January 12, 2015, the Board of Directors of Veracyte, Inc. (the “Company”) elected Robert S. Epstein, M.D., M.S. to the Company’s Board of Directors.  In addition to serving on the Board of Directors, Dr. Epstein will also serve on the Nominating and Corporate Governance Committee and the Compliance Committee of the Board of Directors.

Dr. Epstein is a strategic consultant to life sciences companies and an epidemiologist with extensive expertise in pharmacoeconomics and health outcomes research, having held various positions in academia and public health before joining the private sector. From 2010 to 2012, Dr. Epstein served as president of the Medco-UBC Division and as chief research and development officer of Medco Health Solutions, Inc., a managed healthcare company that covered 65 million people. In these roles, Dr. Epstein was responsible for all of Medco’s clinical research initiatives, including the Medco Research Consortium (“Medco”) and United BioSource Corporation. Dr. Epstein served as Medco’s chief medical officer from 1997 to 2010, leading formulary development, clinical guideline development, drug information services, personalized medicine program development, and client analytics and reporting. Dr. Epstein is the former president of the International Society of Pharmacoeconomics and Outcomes Research (ISPOR), and served on the Board of Directors of the Drug Information Association (DIA) and the International Society of Quality of Life. He has also served on the federal CDC EGAPP (Evaluation of Genomic Applications in Practice & Prevention) Stakeholder Committee and the AHRQ CERTs (Centers for Education and Research on Therapeutics) Committee. In addition to Veracyte, Dr. Epstein serves on the Board of Directors of Illumina, Inc., Proteus Digital Health, Inc. and Fate Therapeutics, Inc.

As a non-employee director of the Company, Dr. Epstein will be entitled to the same cash and equity compensation paid by the Company to each of its non-employee directors, as described in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders filed on April 11, 2014.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Veracyte, Inc. dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2015

Veracyte, Inc.

	By	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated January 12, 2015